UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2013

Bizzingo, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Mission Street, 5th Floor
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 580-0040

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Effective January 16, 2013, Bizzingo, Inc. appointed Kim Cranston as its Chairman of the Company’s Board of Directors. Concurrent with the stated appointment, Mr. Douglas Toth resigned as the Company’s Chairman , however remains as the Company’s Vice Chairman.

Effective January 16, 2013, Bizzingo, Inc. appointed Dipak Joshi as its Chief Financial Officer. Concurrent with the stated appointment, Mr. Douglas Toth resigned as the Company’s Chief Financial Officer, however remains as the Company’s Vice Chairman.

Mr. Dipak Joshi

Dipak is an experienced professional with more than 20 years of experience in public technology companies. His knowledge of finance spans Security Systems, eCommerce, Digital Advertising, and Enterprise Web Conferencing. He began in accounting in controller functions at Siemens. He moved to eCommerce at eBay, focused on M&A, before joining Google’s finance department. Recently, he served as SVP Finance for FuzeBox, a web conferencing start-up.

Dipak holds a Bachelor’s degree in both Management & Chemical Sciences from The University of Manchester Institute of Science & Technology. He also holds an MBA from Duke University.

Item 7.01 Regulation FD Disclosure.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

10.21	Employment Agreement effective January 16, 2013 by and between the Company and Mr. Dipak Joshi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2013	Bizzingo, Inc.

/s/ Roger Wood
Roger Wood
President & CEO